FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12 (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          LEHMAN BROTHERS HOLDINGS INC.
             (Exact name of registrant as specified in its charter)


          DELAWARE                                      13-3216325
  (State of incorporation                             (I.R.S. employer
      or organization)                               identification no.)


       3 World Financial Center
       New York, New York                                    10285
   (Address of principal executive offices)                (zip code)

If this Form relates to the                    If this Form relates to the
registration of a class of debt                registration  of a class of
and is effective upon filing                   debt securities and is to
pursuant to Instruction A(c)(1) please         become effective  simultaneously
check the following                            with General effectiveness of a
                                               concurrent registration statement
                                               box X under the Securities Act of
                                               1933  pursuant  to General
                                               Instruction A(c)(2) please check
                                               the following box.


Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                    Name of each exchange on which
         to be so registered                    each class is to be registered


    ____% Cisco Systems Yield Enhanced          American Stock Exchange, Inc.
   Equity Linked Debt Securities Due 2001


Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.         Description of Registrant's Securities to be Registered.


                The securities to be registered are ____% Cisco Systems Yield Enhanced Equity Linked Debt Securities Due 2001 (the "YEELDS") of Lehman
Brothers Holdings Inc. (the "Registrant") and shall be issued under the Registration Statement on Form S-3 (File No. 33-53651). A description of the Securities will be contained in the Prospectus and Prospectus Supplement to be filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) under the Securities Act of 1933, and such Prospectus and Prospectus Supplement shall be deemed to be incorporated by reference into this Registration Statement.


Item 2.  Exhibits.

              1A  Specimens of the Securities to be registered hereunder. (*)

              2A Standard Multiple Series Indenture Provisions dated July 30, 1987 as amended November 16, 1987 (incorporated by reference to Exhibit 4(a) to Post-Effective Amendment No. 1 to Registration Statement No. 33-16141 filed November 16, 1987).

              2B  Indenture  dated  as of  September  1,  1987  between  the
              Registrant and Citibank, N.A., as Trustee ("Citibank") (incorporated by reference to Exhibit 4(b) to Post-Effective Amendment No. 1 to Registration Statement No. 33-16141 filed November 16, 1987).

              2C Supplemental Indenture dated as of November 25, 1987, between the Registrant and Citibank (incorporated by reference to Exhibit 4(m) to Registration Statement No. 33-25797 filed November 25, 1988).

              2D Second Supplemental Indenture dated as of November 27, 1990, between the Registrant and Citibank (incorporated by reference to Exhibit 4(e) to Registration Statement No. 33-49062 filed June 30, 1992).

              2E Third Supplemental Indenture dated as of September 13, 1991, between the Registrant and Citibank (incorporated by reference to Exhibit 4(f) to Registration Statement No. 46146 filed March 10, 1992).

              2F Fourth Supplemental Indenture dated as of October 4, 1993, between the Registrant and Citibank (incorporated by reference to Exhibit 4(f) to Form 8-A filed October 7, 1993).

              2G Fifth Supplemental Indenture dated as of August 1, 1995, between the Registrant and Citibank (incorporated by reference to Post-Effective Amendment No.1 to Registration Statement No. 33-56615 filed August 24, 1995).

              2H Sixth Supplemental Indenture dated as of June 26, 1997 between the Registrant and Citibank (incorporated by reference to Exhibit 4(h) to Registration Statement No. 333-38227 filed October 17,
              1997).

-----------------
(*) to be filed


                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                             LEHMAN BROTHERS HOLDINGS INC.
                                             (Registrant)





Date:  February 25, 1998                     By:    /s/ Jennifer Marre
                                                    ------------------
                                             Name:  Jennifer Marre
                                             Title: Vice President